EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 28, 2007, accompanying the supplemental consolidated financial statements included in the Current Report of Icahn Enterprises L.P. on Form 8-K dated December 5, 2007, for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of Icahn Enterprises L.P. (formerly American Real Estate Partners, L.P.) on Form S-3 (File No. 333-126069, effective April 21, 2006).

/s/GRANT THORNTON LLP

New York, New York
December 4, 2007